Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Inseego Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Inseego Corp. 2018 Omnibus Incentive Compensation Plan	Equity	Common Stock, $0.001 par value per share	Other	8,000,000(2)	$2.44(4)	$19,520,000	$92.70 per million dollars	$1,809.5
Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan	Equity	Common Stock, $0.001 par value per share	Other	1,250,000(3)	$2.44(4)	$3,050,000	$92.70 per million dollars	$282.74
	Total Offering Amounts					$22,570,000		$2,092.24
	Total Fee Offsets							$—
	Net Fee Due							$2,092.24

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(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Inseego Corp. 2018 Omnibus Incentive Compensation Plan, as amended (the “2018 Plan”), or the Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan, as amended (the “ESPP”), to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2018 Plan and the ESPP.
(2)	Represents 8,000,000 additional shares of Common Stock available for future issuance under the 2018 Plan.
(3)	Represents 1,250,000 additional shares of Common Stock available for future issuance under the ESPP.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed aggregate offering price are calculated based on $2.44 per share, the average of the high and low prices of the Registrant’s Common Stock on August 3, 2022, as reported on The Nasdaq Global Select Market.